ASSIGNMENT AND ASSUMPTION OF LEASE AND RELEASE



     This Assignment and Assumption of Lease and Release ("Assignment") is executed this 31st day of October, 1997 by and among Dialysis Corporation of America ("Assignor"), Renal Care Group of the Southeast, Inc.
("Assignee"), Renal Care Group, Inc. ("RCG"), the parent of Assignee, and B. Braun Medical Inc. ("Lessor").

     WHEREAS, Assignor has entered into a Master Lease for certain leased equipment dated November 22, 1996 ("Lease") and certain of such leased equipment as set forth in Exhibit A hereto ("Leased Equipment") allocated to Assignor's subsidiary, Dialysis Services of Florida, Inc., - Fort Walton Beach ("DSF"); and

     WHEREAS, Assignor and DSF and certain other subsidiaries of Assignor are entering into an Asset Purchase Agreement with Assignee and RCG whereby Assignor is selling a substantial portion of the assets of DSF to Assignee, including assigning, conveying and transferring the Leased Equipment to Assignee, and pursuant to Sections 10 and 15 of the Lease, Assignor may only part with possession or control of the Leased Equipment or otherwise dispose of any interest in the Lease and assign its portion of the Lease and its interest in the Leased Equipment (Assignor's disposition of possession and control of the Leased Equipment, its disposition of its interest in the Lease as it relates to DSF and the Leased Equipment, in-cluding the option to purchase as provided in Section 18 and Rider 1 of the Lease as it relates to the Leased Equipment will hereinafter be re-ferred to as the "DSF Lease Interest") with prior written consent of the Lessor; and

     WHEREAS, Assignee is desirous of accepting this Assignment and being bound by the terms and provisions of the DSF Lease Interest; and

     WHEREAS, Assignor is desirous of being completely released from any and all rights, obligations and responsibilities relative to the DSF Lease Interest upon this Assignment, and Assignee wishes to assume and agrees to perform all obligations arising under and out of the DSF Lease Interest;

     NOW, THEREFOR, for and in consideration of the mutual covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee, Lessor and RCG, intending to be legally bound hereby, agree as follows:

     1. The preamble is incorporated herein as if set forth in full.

     2. Assignor hereby assigns and transfers to Assignee as part of the Acquired Assets as defined in the Asset Purchase Agreement, irrevocably and unconditionally, all of the Assignor's right, title and interest and obligations under, in and to the DSF Lease Interest.

     3. Assignee hereby accepts the foregoing assignment and transfer of the DSF Lease Interest and agrees to be bound by and faithfully observe and perform all of the conditions, stipulations, agreements, terms and obligations ("Obligations") of and under the DCA Lease Interest as of the Closing Date of the Asset Purchase Agreement, Assignor to be responsible for the period prior thereto. Assignee and RCG shall indemnify and save Assignor and its successors and assigns, officers and directors, harmless from any and all claims, documents, actions, causes of action, suits, proceedings, rents, additional rents, charges, leaseholds, costs and expenses of any nature whatsoever, including attorney's fees ("Claims"), which relate to and arise under the DSF Lease Interest on or after the Closing Date of the Asset Purchase Agreement but not with respect to any Claims relating to and arising under the DSF Lease Interest prior to the Closing Date of the Asset Purchase Agreement.

     4. RCG hereby acknowledges the assignment and transfer of the DSF Lease Interest to Assignee and agrees to guarantee the full, faithful and timely performance by Assignee with respect to the DSF Lease Interest and all of the Obligations of the Assignee contained in the DSF Lease Interest, which guaranty is an absolute, unconditional, irrevocable, permanent and continuing guaranty of performance ("Guaranty").

     5. Lessor, in consideration of the foregoing, hereby consents to the assignment and transfer of the DSF Lease Interest to Assignee, the Assignee's assumption of all Obligations under the DSF Lease Interest, and the Guaranty of the DSF Lease Interest by RCG, and hereby relinquishes and releases Assignor from any further Obligations and performance under and relating to the DSF Lease Interest as of the Closing Date of the Asset Purchase Agreement.

     6. All taxes and other governmental charges and fees, including, with-out limitations, any and all transfer taxes, stamp taxes, sales taxes, and recording fees, relating to the transaction evidenced by this Assignment shall be paid by Assignee.

     7. This Assignment shall be binding upon the successors and assigns of the parties. The parties shall execute and deliver such further and addi-tional instruments, agreements, and other documents as may be necessary to evidence or carry out the provisions of this Assignment.

     8. All notices or other documents under this Assignment shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their last known address.

     9. No delay or failure by either party to exercise any right under this Assignment, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     10. This Assignment shall be construed in accordance with and governed by the laws of the State of Florida.

     11. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Assignment to be executed by their duly authorized corporate officers as of the date first written above.

                                DIALYSIS CORPORATION OF AMERICA

ATTEST: /s/ Lawrence E. Jaffe   By: /s/ Bart Pelstring
       ----------------------      ---------------------------
       LAWRENCE E. JAFFE,          BART PELSTRING, President
	      Counsel and Secretary

                                RENAL CARE GROUP OF THE
                                SOUTHEAST, INC.

ATTEST:                         By: /s/ Ronald Hinds
       ----------------------      ---------------------------


                                RENAL CARE GROUP, INC.

ATTEST:                         By: /s/ Ronald Hinds
       ----------------------      ---------------------------


                                B. BRAUN MEDICAL, INC.

ATTEST:                         By: /s/ Sam Amery
       ----------------------      ---------------------------